Exhibit 99.1
Venus Concept Announces Third Quarter of Fiscal Year 2022 Financial Results

TORONTO, November 10, 2022 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and nine months ended September 30, 2022.

Third Quarter 2022 Summary & Operating Highlights:

•	Total revenue of $21.5 million, down $3.0 million, or 12%, year-over-year.
➢	U.S. revenue down 4% year-over-year.
➢	Cash system revenue up 30% year-over-year, representing approximately 59% of total systems and subscriptions revenue, compared to 39% in the prior year period.
•	GAAP net loss attributable to stockholders of $14.6 million, compared to GAAP net loss attributable to stockholders of $9.8 million last year.
•	Adjusted EBITDA loss of $7.7 million, compared to Adjusted EBITDA loss of $3.5 million last year.
•	On October 3, 2022, the Company announced that Rajiv De Silva has been appointed as the Company’s Chief Executive Officer and a member of the Board of Directors, effective October 2, 2022.
•	On October 11, 2022, the Company announced the appointment of Dr. Hemanth Varghese to the position of President & Chief Business Officer, effective October 17, 2022.

Management Commentary:

“Venus Concept delivered third quarter revenue results that were in line with the preliminary revenue expectations provided on October 3rd,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “While revenue declined on a year-over-year basis in Q3, our strategic initiative to prioritize cash systems sales resulted in a notably higher mix of cash system sales and stronger cash flow from the sale of our highly-differentiated technologies, compared to the prior year period. We also made progress on our strategic initiative to optimize our international operations including closing underperforming direct sales offices in countries which are not anticipated to produce sustainable results. The organization remains highly focused on our key strategic initiatives to further enhance the cash flow profile of our business and to accelerate our path to long-term, sustainable, profitability.”

Third Quarter and First Nine Months of 2022 Revenue by Region and by Product Type:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$11,774	$12,259	$38,319	$35,345
International	9,765	12,304	36,892	37,643
Total revenue	$21,539	$24,563	$75,211	$72,988

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$7,193	$12,634	$29,490	$33,958
Products—Systems	10,416	8,022	33,838	26,526
Products—Other (1)	3,125	2,961	9,702	9,330
Services (2)	805	946	2,181	3,174
Total revenue	$21,539	$24,563	$75,211	$72,988

(1)	Products-Other include ARTAS procedure kits and other consumables.
(2)	Services include extended warranty sales and VeroGrafters technician services. VeroGrafters technician services were discontinued in the fourth quarter of 2021.

Third Quarter 2022 Financial Results:

	Three Months Ended September 30,
	2022		2021		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$7,193	33.4	$12,634	51.4	$(5,441)	(43.1)
Products—Systems	10,416	48.4	8,022	32.6	2,394	29.8
Products—Other	3,125	14.5	2,961	12.1	164	5.5
Services	805	3.7	946	3.9	(141)	(14.9)
Total	$21,539	100.0	$24,563	100.0	$(3,024)	(12.3)

Total revenue for the third quarter of 2022 decreased $3.0 million, or 12.3%, to $21.5 million, compared to the third quarter of 2021. The decrease in total revenue, by region, was driven by a 21% decrease year-over-year in international revenue and a 4% decrease year-over-year in United States revenue. Excluding the impact of changes in foreign currency exchange rates versus the U.S. dollar, total revenue and international revenue, on a constant currency basis, decreased 9% and 15%, respectively, compared to the third quarter of 2021. The decrease in total revenue, by product category, was driven by a 43% decrease in lease revenue and a 15% decrease in services revenue, offset partially by a 30% increase in systems revenue and a 6% increase in products revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 41% in the third quarter of 2022, compared to 61% in the prior year period.

Gross profit for the third quarter of 2022 decreased $3.9 million, or 23%, to $13.4 million compared to the third quarter of 2021. Gross margin was 62.1%, compared to 70.5% of revenue for the third quarter of 2021. The change in gross margin was driven primarily by the year-over-year decline in revenue as well as a $1.4 million write-down of end-of-life devices and parts inventory, and a $0.8 million impact from changes in foreign currencies which depreciated relative to the U.S. dollar in the period.

Operating expenses for the third quarter of 2022 increased $2.1 million, or 9%, to $24.8 million, compared to the third quarter of 2021. The change in total operating expenses was driven by an increase of $2.1 million, or 18%, in general and administrative expenses and an increase of $0.6 million, or 33%, in research and development expenses, offset partially by a decrease of $0.7 million, or 8%, in sales and marketing expenses. Third quarter of 2022 general and administrative expenses include approximately $0.7 million of severance payments associated with a workforce reduction in Venus Spain and Venus Canada. For the three months ended September 30, 2021, general and administrative expenses included loss on the sale of a subsidiary in South Africa of approximately $0.2 million.

Operating loss for the third quarter of 2022 was $11.4 million, compared to operating loss of $5.4 million for the third quarter of 2021.

Net loss attributable to stockholders for the third quarter of 2022 was $14.6 million, or $0.22 per share, compared to net loss of $9.8 million for the third quarter of 2021. Adjusted EBITDA loss for the third quarter of 2022 was $7.7 million, compared to adjusted EBITDA loss of $3.5 million for the third quarter of 2021.

As of September 30, 2022, the Company had cash and cash equivalents of $6.8 million and total debt obligations of approximately $77.6 million, compared to $30.9 million and $77.3 million, respectively, as of December 31, 2021.

First Nine Months of 2022 Financial Results:

	Nine Months Ended September 30,
	2022		2021		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$29,490	39.2	$33,958	46.5	$(4,468)	(13.2)
Products—Systems	33,838	45.0	26,526	36.4	7,312	27.6
Products—Other	9,702	12.9	9,330	12.8	372	4.0
Services	2,181	2.9	3,174	4.3	(993)	(31.3)
Total	$75,211	100.0	$72,988	100.0	$2,223	3.0

Total revenue for the nine months ended September 30, 2022, increased $2.2 million, or 3%, to $75.2 million. The increase in total revenue, by region, was driven by an 8% increase in United States revenue and a 2% decrease in international revenue. Excluding the impact of changes in foreign currency exchanges rates versus the U.S. dollar, total revenue and international revenue, on a constant currency basis, increased 6% and 3%, respectively, compared to the nine months ended September 30, 2021. The increase in total revenue, by product category, was driven by a 28% increase in systems revenue and a 4% increase in products revenue, offset partially by a 13% decrease in lease revenue and a 31% decrease in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 47%, compared to approximately 56% for the nine months ended September 30, 2021.

Net loss attributable to stockholders for the nine months ended September 30, 2022 decreased $15.1 million, or 81%, to $33.8 million, or $0.52 per share. Adjusted EBITDA loss for the nine months ended September 30, 2022 decreased $10.9 million, or 134%, to $19.0 million.

Conference Call Details:

Management will host a conference call at 5:00 p.m. Eastern Time on November 10, 2022, to discuss the results of the quarter with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13733044. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13733044. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 18 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands of U.S. dollars, except share and per share data)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,777	$30,876
Accounts receivable, net of allowance of $13,102 and $11,997 as of September 30, 2022, and December 31, 2021, respectively	40,876	46,918
Inventories	24,241	20,543
Prepaid expenses	1,912	2,737
Advances to suppliers	3,605	2,162
Other current assets	3,351	3,758
Total current assets	80,762	106,994
LONG-TERM ASSETS:
Long-term receivables	23,253	27,710
Deferred tax assets	912	284
Severance pay funds	724	817
Property and equipment, net	2,180	2,669
Intangible assets	12,795	15,393
Total long-term assets	39,864	46,873
TOTAL ASSETS	$120,626	$153,867
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$6,093	$4,913
Accrued expenses and other current liabilities	17,335	19,512
Income taxes payable	827	294
Unearned interest income	2,575	2,678
Warranty accrual	1,147	1,245
Deferred revenues	1,535	2,030
Current portion of government assistance loans	—	543
Total current liabilities	29,512	31,215
LONG-TERM LIABILITIES:
Long-term debt	77,616	77,325
Income tax payable	592	563
Accrued severance pay	845	911
Deferred tax liabilities	54	46
Unearned interest income	1,355	1,355
Warranty accrual	426	508
Other long-term liabilities	213	348
Total long-term liabilities	81,101	81,056
TOTAL LIABILITIES	110,613	112,271
Commitments and Contingencies (Note 8)
STOCKHOLDERS’ EQUITY:
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 65,584,573 and 63,982,580 issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	27	27
Additional paid-in capital	223,506	221,321
Accumulated deficit	(214,188)	(180,405)
TOTAL STOCKHOLDERS’ EQUITY	9,345	40,943
Non-controlling interests	668	653
	10,013	41,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,626	$153,867

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands of U.S. dollars, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Leases	$7,193	$12,634	$29,490	$33,958
Products and services	14,346	11,929	45,721	39,030
	21,539	24,563	75,211	72,988
Cost of goods sold
Leases	2,608	2,938	8,069	7,444
Products and services	5,558	4,319	16,960	14,287
	8,166	7,257	25,029	21,731
Gross profit	13,373	17,306	50,182	51,257
Operating expenses:
Sales and marketing	8,094	8,775	27,484	26,743
General and administrative	14,128	11,990	41,471	31,983
Research and development	2,576	1,930	7,214	6,005
Gain on forgiveness of government assistance loans	—	—	—	(2,775)
Total operating expenses	24,798	22,695	76,169	61,956
Loss from operations	(11,425)	(5,389)	(25,987)	(10,699)
Other expenses:
Foreign exchange loss	2,014	1,645	4,389	2,489
Finance expenses	1,219	1,000	3,176	4,046
Loss on disposal of subsidiaries	—	188	—	188
Loss before income taxes	(14,658)	(8,222)	(33,552)	(17,422)
Income tax (benefit) expense	(162)	616	92	609
Net loss	(14,496)	(8,838)	(33,644)	(18,031)
Net loss attributable to stockholders of the Company	(14,605)	(9,798)	(33,783)	(18,680)
Net income attributable to non-controlling interest	109	960	139	649

Net loss per share:
Basic	$(0.22)	$(0.18)	$(0.52)	$(0.35)
Diluted	$(0.22)	$(0.18)	$(0.52)	$(0.35)
Weighted-average number of shares used in per share calculation:
Basic	65,255	54,145	64,462	53,994
Diluted	65,255	54,145	64,462	53,994

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in thousands)
	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,644)	$(18,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,293	3,756
Stock-based compensation	1,552	1,602
Provision (recovery) for bad debt	5,912	(628)
Provision for inventory obsolescence	1,753	1,107
Finance expenses and accretion	291	981
Deferred tax recovery	(620)	(666)
Loss on disposal of subsidiary	—	188
Gain on forgiveness of government assistance loans	—	(2,775)
Loss on disposal of property and equipment	82	—
Changes in operating assets and liabilities:
Accounts receivable short and long-term	4,493	3,468
Inventories	(5,451)	(4,373)
Prepaid expenses	825	(112)
Advances to suppliers	(1,443)	(142)
Other current assets	407	909
Other long-term assets	327	(102)
Trade payables	1,180	(1,573)
Accrued expenses and other current liabilities	(2,237)	(3,135)
Severance pay funds	93	(58)
Unearned interest income	(103)	127
Other long-term liabilities	(283)	87
Net cash used in operating activities	(23,573)	(19,370)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(297)	(194)
Cash received from sale of subsidiary, net of cash relinquished	—	(40)
Net cash used in investing activities	(297)	(234)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of costs	415	—
Exercises of 2020 December Public Offering Warrants	—	903
Payment of earn-out liability	—	(147)
Repayment of government assistance loans	(543)	—
Proceeds from exercise of options	23	332
Dividends from subsidiaries paid to non-controlling interest	(124)	—
Net cash (used in) provided by financing activities	(229)	1,088
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(24,099)	(18,516)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	30,876	34,380
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$6,777	$15,864
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$152	$120
Cash paid for interest	$2,885	$2,852
FINANCING INFORMATION:
Common stock issuance costs	$438	—

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(14,496)	$(8,838)	$(33,644)	$(18,031)
Foreign exchange loss	2,014	1,645	4,389	2,489
Finance expenses	1,219	1,000	3,176	4,046
Income tax (benefit) expense	(162)	616	92	609
Depreciation and amortization	1,081	1,305	3,293	3,756
Stock-based compensation expense	551	536	1,552	1,602
Gain on forgiveness of government assistance loans	—	—	—	(2,775)
Inventory provision (1)	1,388	—	1,388	—
Other adjustments (2)	726	188	726	188
Adjusted EBITDA	$(7,679)	$(3,548)	$(19,028)	$(8,116)

(1) For the three and nine months ended September 30, 2022, the inventory provision represents a strategic review of our product offerings which culminated in a decision to discontinue production and sale of certain models and component parts, resulting in an inventory adjustment of $1.4 million.

(2) For the three and nine months ended September 30, 2022, the other adjustments are represented by severance payments associated with a workforce reduction in Venus Spain and Venus Canada of $0.7 million. For the three and nine months ended September 30, 2021, the other adjustments are represented by a loss on the sale of a subsidiary in South Africa ($0.2 and $0.2 million, respectively).